UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2018

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 1, 2018, the Board of Directors (the “Board”) of Haynes International, Inc. (the “Company”) appointed Michael L. Shor, age 58, President and Chief Executive Officer of the Company. There are no arrangements or understandings between Mr. Shor and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Shor was appointed as the Company’s interim President and Chief Executive Officer on May 29, 2018 and has been a director of the Company since August 1, 2012, serving as Chairman of the Board of Directors from 2017 through September 1, 2018. Mr. Shor retired as Executive Vice President—Advanced Metals Operations & Premium Alloys Operations of Carpenter Technology Corporation on July 1, 2011 after a thirty-year career with Carpenter Technology. At Carpenter, Mr. Shor held managerial positions in technology, marketing and operations before assuming full responsibility for the performance of the Company’s operating divisions. From November 2016 through February 2018, Mr. Shor was a member of the board of AG&E Holdings Inc. (OTC-QB: AGNU), a leading parts distributor and service provider to the casino and gaming industry. The Board believes Mr. Shor’s extensive management experience, and specific specialty materials experience, well situate him for his role as President and Chief Executive Officer.  Mr. Shor will continue to be a member of the Company’s Board, but will no longer serve as Chairman.  Robert H. Getz, a director of the Company, has been elected to replace Mr. Shor as Chairman.

In connection with his appointment, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Shor.  Pursuant to the Employment Agreement, Mr. Shor agrees to serve as the President and Chief Executive Officer of the Company on a full-time basis for an initial term ending on September 30, 2020, provided that the initial employment term will automatically extend for additional one year periods commencing on October 1, 2020 and on each anniversary thereafter, unless the Board or Mr. Shor provides written notice to the other to the contrary at least 90 days prior to the end of the then current term.  Mr. Shor will be (a) entitled to receive an initial base salary at a rate of $560,000 per year, (b) eligible to receive an annual bonus ranging from 40% to 120% of Mr. Shor’s base salary (with the target amount set at 80%), based upon the achievement by the Company of specific performance requirements measured over the Company’s fiscal year, as determined by the Compensation Committee of the Board (the “Committee”), (c) eligible for grants of equity awards under the Company’s equity incentive plans in the sole and absolute discretion of the Board and (d) entitled to reimbursement for certain travel and relocation expenses. Mr. Shor will also be entitled to participate in the Company’s benefit plans and programs provided to Company executives generally, subject to eligibility requirements and other terms and conditions of those plans. In addition, the Company must use reasonable efforts to secure term life insurance coverage for Mr. Shor in an amount not less than four times his annual salary, subject to certain stipulations.

The Employment Agreement provides for certain non-competition, non-solicitation, non-disparagement, confidentiality and cooperation undertakings. Should Mr. Shor’s employment be terminated by the Company without cause or by Mr. Shor’s resignation for good reason (each as defined in the Employment Agreement), Mr. Shor would generally be entitled to certain severance benefits, including (i) payment of earned, but unpaid, compensation and continuation of benefits through and including the termination date, (ii) reimbursement of any reimbursable business expenses incurred through and including the termination date, (iii) the continuation of his annual salary as in effect immediately prior to the termination through the end of the then current employment term and (iv) provided that he is not entitled to payment of an earned bonus that remains unpaid for the same period or fiscal year, a pro-rated portion of his target bonus that would have otherwise been payable for the Company’s fiscal year in which the termination of employment occurs. Should Mr. Shor’s employment be terminated by the Company without cause or by Mr. Shor’s resignation for good reason within 24 months after a change of control (as defined in the Employment Agreement) Mr. Shor would generally be entitled to a cash severance payment equal to two times his annual salary as in effect immediately prior to the termination. The Employment Agreement also specifies treatment of equity awards under relevant termination scenarios.

The Employment Agreement terminates Mr. Shor’s Interim Executive Employment Agreement (the “Interim Agreement”), provided that the equity awards granted to Mr. Shor pursuant to the Interim Agreement will remain outstanding on the terms of the relevant award agreements and, to the extent earned, Mr. Shor remains entitled to payment of the bonus provided under the Interim Agreement. All of the incentive compensation payable pursuant to the Employment Agreement is subject to recoupment under the terms of the Company’s Clawback Policy.  The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the period ended September 30, 2018.

Item 7.01 Regulation FD Disclosure.

On September 4, 2018, the Company issued a press release regarding Mr. Shor’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this report. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 4, 2018.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: September 4, 2018	By:	/s/ Daniel W. Maudlin
Daniel W. Maudlin
Vice President—Chief Financial Officer